Mayer Hoffman McCann P.C.
An Independent CPA Firm

114400 Tomahawk Creek Parkway
Leawood, Kansas 66211
913-234-1900 ph
913-234-1100 fx
www.mhm-pc.com

October 17, 2005

Securities and Exchange Commission
450 Fifth Street N.W.
Washington D.C.

To Whom It May Concern:

We have read item 4.01 of the Current Report on Form 8-K for Elecsys Corporation
dated as of the date hereof, and are in agreement with the statements relating to Mayer Hoffman McCann, P.C. contained therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Sincerely,

/s/ Mayer Hoffman McCann, P.C.
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Mayer Hoffman McCann, P.C.

Copy to Elecsys Corporation